UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2017 (July 12, 2017)
HEALTHCARE TRUST OF AMERICA, INC.
HEALTHCARE TRUST OF AMERICA HOLDINGS, LP
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
Delaware	333-190916	20-4738347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)
(480) 998-3478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Healthcare Trust of America, Inc.	Emerging growth company ☐
Healthcare Trust of America Holdings, LP	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Healthcare Trust of America, Inc.	☐
Healthcare Trust of America Holdings, LP	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements with Certain Officers.
On July 12, 2017, the Compensation Committee of the Board of Directors of Healthcare Trust of America, Inc. (the “Company”) recommended, and the Company’s Board of Directors approved, an extension of the term of the Company’s employment agreements (the “Employment Agreements”) with each of Scott D. Peters, the Company’s Chief Executive Officer, President and Chairman, Robert A. Milligan, the Company’s Chief Financial Officer, Secretary and Treasurer, and Amanda L. Houghton, the Company’s Executive Vice President - Asset Management, by one year pursuant to a letter agreement with each executive dated July 14, 2017 (the “Letter Agreements”), such that the terms of Messrs. Peters’ and Milligan’s Employment Agreements will be extended through July 8, 2021 and the term of Ms. Houghton’s Employment Agreement will be extended through July 8, 2019. In all other respects, the existing terms of each Employment Agreement continue in effect.
Copies of the Letter Agreements are filed herewith as Exhibits 10.1, 10.2 and 10.3.
Furthermore, on July 12, 2017, in consideration of the significant efforts and accomplishments of the Company associated with the acquisition of substantially all of the medical office building properties and development platform of Duke Realty Limited Partnership, Duke Construction Limited Partnership and certain of their subsidiaries and affiliated entities, which was announced on May 1, 2017, the Compensation Committee recommended, and the Board of Directors approved, special cash bonus awards to Mr. Peters in the amount of $2,000,000 and to Mr. Milligan in the amount of $1,000,000. In approving these awards, the Compensation Committee and the Board of Directors expressed their belief that the transaction was transformative for the Company and that the execution of the transaction and related capital-raising transactions were completed in a timely and efficient manner that was cost-effective for shareholders, while positioning the company as the leader in the medical office sector going forward.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Letter Agreement between Healthcare Trust of America, Inc. and Scott D. Peters dated July 14, 2017.
10.2	Letter Agreement between Healthcare Trust of America, Inc. and Robert A. Milligan dated July 14, 2017.
10.3	Letter Agreement between Healthcare Trust of America, Inc. and Amanda L. Houghton dated July 14, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: July 14, 2017	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman

Healthcare Trust of America Holdings, LP

	By:	Healthcare Trust of America, Inc.,
its General Partner

Date: July 14, 2017	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman